upbound™

# Upbound Group, Inc. Earnings Release

July 30, 2026

## Second Quarter 2026 Results & Key Metrics

| $1,163M Total Revenue | $22M Net Earnings | $127M Adjusted EBITDA[1] | $0.37 GAAP Diluted EPS | $1.07 Non-GAAP Diluted EPS[1] | $0.39 Quarterly Dividend Per Share |
|---|---|---|---|---|---|

Affirming full year EBITDA and EPS Guidance. Second Quarter Results Within All Guided Ranges

Brigit Delivers over 35% Topline Growth, Acima LCO Improves Below 9%, Rent-A-Center Achieves Third Consecutive Quarter of Positive Same-Store Sales

## Second Quarter Consolidated Results

- Consolidated revenue of $1,163.4 million increased $5.9 million, or 0.5%, year-over-year.
- GAAP operating profit of $54.3 million and non-GAAP operating profit[1] of $108.7 million, compared to $50.7 million of GAAP operating profit and $116.2 million of non-GAAP operating profit in the prior year period. Second quarter 2026 GAAP operating profit margin was 4.7%, compared to 4.4% in the prior year period.
- Net earnings on a GAAP basis of $21.6 million, compared to $15.5 million in the prior year period, a $6.1 million increase. Net profit margin of 1.9% increased 60 basis points year-over-year.
- Adjusted EBITDA[1] decreased 4.6% year-over-year to $127.0 million.
- Adjusted EBITDA margin[1] of 10.9% decreased 60 basis points compared to the prior year period.
- GAAP diluted earnings per share was $0.37, compared to GAAP diluted earnings per share of $0.26 in the prior year period.
- Non-GAAP diluted earnings per share[1], which excludes the impact of special items described at the end of this release, was $1.07 for the second quarter of 2026, compared to $1.12 in the prior year period.
- Improvement in lease-to-own charge-off performance, with Acima LCO rate decreasing 50 basis points year-over-year while Rent-A-Center LCO rate increased 30 basis points year-over-year.
- Quarterly dividend per share of $0.39, or $1.56 annualized.

### CEO Commentary

“The second quarter reflected continued solid execution for Upbound. We delivered results within all of our guided ranges, generated robust cash flow, and made meaningful progress strengthening our balance sheet all while advancing our long-term strategic priorities," said CEO Fahmi Karam.

"Our three complementary brands give us multiple avenues for growth and allow us to deepen customer relationships across products. Despite a tough operating environment, we executed well across the business including Rent-A-Center launching Amazon package pickups and returns at 1,500 stores nationally, Brigit executing a partnership agreement with Experian, and Acima expanding Adjusted EBITDA margin to over 16 percent."

"We're energized by the opportunities ahead. By reinforcing underwriting discipline, strategically investing in AI, shared data platforms, and a more connected, personalized customer experience, we're building a stronger, more efficient platform positioned to sustain profitability and create long-term value for our shareholders," concluded Mr. Karam.

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(1)Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.

# Second Quarter Segment Highlights

**brigit**

| Total Revenue | Paying Subscribers |
|---|---|
| $71.1M<br>+37.1% y/y | 1.72M<br>+30.2% y/y |
| **Net Advance Loss Rate** | **ARPU** |
| 3.6%<br>+100 bps y/y | $14.30<br>+6.3% y/y |

- Paying subscribers increased 399k, an increase of 30.2%, y/y and 10.3% compared to the first quarter.
- Average monthly revenue per user (ARPU) increased 6.3% y/y, driven by increased shift towards Brigit's Premium subscription tier, deeper engagement with marketplace offers, and higher expedited transfer revenue.
- Net advance loss rate increased 100 bps y/y and increased 10 bps sequentially.
- Net earnings of $7.5M with a net profit margin of 10.6%, and Adjusted EBITDA[1] of $11.8M with an Adjusted EBITDA margin[1] of 16.6%.

**acima**

| Total Revenue | Net Earnings |
|---|---|
| $603.5M<br>-2.5% y/y | $73.4M<br>-10.4% y/y |
| **LCO Rate** | **Adjusted EBITDA[1]** |
| 8.8%<br>-50 bps y/y | $98.0M<br>+5.1% y/y |

- Revenue of $603.5M decreased approximately 2.5% y/y.
- GMV decreased approximately 10.7% y/y in the second quarter.
- Lease charge-off rate decreased 50 bps y/y and flat compared to the first quarter.
- Net earnings margin was 12.2%, a decrease of 100 bps from the prior year period, and Adjusted EBITDA margin[1] was 16.2%, an increase of 117 bps y/y.

**Rent-A-Center**

| Total Revenue | Net Earnings |
|---|---|
| $466.4M<br>-0.2% y/y | $54.7M<br>-13.2% y/y |
| **LCO Rate** | **Adjusted EBITDA[1]** |
| 5.0%<br>+30 bps y/y | $63.2M<br>-7.6% y/y |

- Company-owned same store sales increased 1.6% y/y, while consolidated segment revenue of $466.4M decreased approximately 0.2% y/y.
- Lease charge-offs for company-owned Rent-A-Center stores were 5.0%, increasing 30 bps y/y.
- Net earnings of $54.7M and Adjusted EBITDA[1] of $63.2M decreased 13.2% and 7.6% y/y, respectively.

Note: Definitions of certain key performance metrics are available on page five of this release.

(1) Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.

upbound

# Full Year and Q3 2026 Guidance

The Company reaffirms EBITDA & EPS FY 2026 guidance, while tightening revenue guidance, and providing guidance for Q3 2026

Table 1

| Consolidated Guidance[1,2] | Full Year 2026 | Third Quarter 2026 |
|---|---|---|
| Revenues ($B) | $4.70 - $4.85 | $1.05 - $1.15 |
| Adj. EBITDA Excluding SBC ($M)[3] | $500 - $535 | $105 - $115 |
| Non-GAAP Diluted Earnings Per Share[3] | $4.00 - $4.35 | $0.85 - $0.95 |

1. Consolidated includes Acima, Brigit, Rent-A-Center, Mexico, and Corporate Segments.
2. Due to the inherent uncertainty related to the special items identified in the tables below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. The actual amount of these items during 2026 may have a significant impact on our future GAAP results.
3. Non-GAAP financial measure. See descriptions below in this release.

## CFO Commentary

“Second-quarter results came in within our guided ranges across revenue, EBITDA, and EPS, even as top-line growth ran below plan on softer consumer demand," said CFO Hal Khouri.

“At the segment level, Acima continued to benefit from prior underwriting actions, with lease charge-offs improving year-over-year to approximately 8.8 percent and EBITDA margins expanding. Brigit sustained strong double-digit growth in revenue and paying users, while Rent-A-Center achieved its third consecutive quarter of positive same-store sales.”

“Cash generation remained strong in the quarter, with free cash flow well above both plan and the prior year, supporting continued progress on debt reduction and balance-sheet strength. Liquidity remained solid at approximately $487 million at quarter end, and net leverage continued to trend lower sequentially, towards our goal of 2.0x net leverage."

"Our capital allocation priorities are unchanged as we move through the second half of the year: invest in the business, strengthen the balance sheet, and return capital to shareholders while maintaining flexibility to support long-term value creation." concluded Mr. Khouri



# Conference Call and Webcast Information

Upbound Group, Inc. will host a conference call to discuss second quarter 2026 results, guidance and other operational matters on the morning of Thursday, July 30, 2026, at 9:00 a.m. ET. For a live webcast of the call, visit https://investor.upbound.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

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# Financial Highlights

## Key Metrics

Table 2

| Metrics ($'s Millions - except per share and ARPU) | Q2 2026 | Q2 2025 | Q1 2026 |
|---|---|---|---|
| **Consolidated** | | | |
| Revenue | $ 1,163.4 | $ 1,157.5 | $ 1,219.7 |
| Revenue Y/Y % Change | 0.5 % | 7.5 % | 3.7 % |
| GAAP Operating Profit | $ 54.3 | $ 50.7 | $ 77.4 |
| Net Earnings | $ 21.6 | $ 15.5 | $ 35.8 |
| Net Profit Margin | 1.9 % | 1.3 % | 2.9 % |
| Adj. EBITDA (1) | $ 127.0 | $ 133.2 | $ 136.1 |
| Adj. EBITDA Margin (1) | 10.9 % | 11.5 % | 11.2 % |
| GAAP Operating Expenses as % of Total Revenue | 46.5 % | 45.0 % | 41.7 % |
| GAAP Diluted EPS | $ 0.37 | $ 0.26 | $ 0.61 |
| Non-GAAP Diluted EPS (1) | $ 1.07 | $ 1.12 | $ 1.08 |
| On-Rent Rental Merchandise, Net | $ 1,085.7 | $ 1,095.6 | $ 1,099.1 |
| Net Cash Provided by Operating Activities | $ 123.3 | $ 26.1 | $ 170.7 |
| Free Cash Flow (1) | $ 84.0 | $ (10.4) | $ 135.9 |
| | | | |
| **Acima Segment** | | | |
| GMV (2) | $ 466.2 | $ 522.1 | $ 427.1 |
| GMV (Y/Y % Change) (2) | (10.7) % | 16.0 % | (5.9) % |
| Revenue | $ 603.5 | $ 619.0 | $ 648.7 |
| Revenue Y/Y % Change | (2.5) % | 12.0 % | 1.8 % |
| GAAP Operating Profit/GAAP Net Earnings | $ 73.4 | $ 82.0 | $ 77.3 |
| Net Profit Margin | 12.2 % | 13.2 % | 11.9 % |
| Adj. EBITDA (1) | $ 98.0 | $ 93.3 | $ 88.6 |
| Adj. EBITDA Margin (1) | 16.2 % | 15.1 % | 13.7 % |
| On-Rent Rental Merchandise, Net | $ 616.5 | $ 680.8 | $ 623.0 |
| Lease Charge-Off Rate (3) | 8.8 % | 9.3 % | 8.8 % |
| 60+ Day Past Due Rate (4) | 12.3 % | 11.8 % | 12.8 % |
| | | | |
| **Brigit Segment (5)** | | | |
| Cash Advance Volume (6) | $ 440.6 | $ 356.1 | $ 404.9 |
| Paying Users (7) | 1,719,061 | 1,320,272 | 1,558,451 |
| ARPU (8) | $ 14.30 | $ 13.45 | $ 14.41 |
| Revenue | $ 71.1 | $ 51.9 | $ 67.7 |
| GAAP Operating Profit/GAAP Net Earnings | $ 7.5 | $ 10.5 | $ 18.6 |
| Net Profit Margin | 10.6 % | 20.2 % | 27.4 % |
| Adj. EBITDA (1) | $ 11.8 | $ 14.4 | $ 22.9 |
| Adj. EBITDA Margin (1) | 16.6 % | 27.7 % | 33.9 % |
| Net Advance Loss Rate (9) | 3.6 % | 2.6 % | 3.5 % |
| | | | |
| **Rent-A-Center Segment** | | | |
| Lease Portfolio - Monthly Value (as of period end) (10) | $ 132.1 | $ 128.5 | $ 131.4 |
| Same Store Lease Portfolio Value (Y/Y % Change - as of period end) (11) | 3.5 % | (4.9) % | 1.4 % |
| Same Store Sales (Y/Y % Change) (12) | 1.6 % | (4.0) % | 0.4 % |
| Revenue | $ 466.4 | $ 467.1 | $ 481.6 |
| Revenue Y/Y % Change | (0.2) % | (7.1) % | (1.5) % |
| GAAP Operating Profit/GAAP Net Earnings | $ 54.7 | $ 63.0 | $ 62.3 |
| Net Profit Margin | 11.7 % | 13.5 % | 12.9 % |
| Adj. EBITDA (1) | $ 63.2 | $ 68.4 | $ 67.4 |
| Adj. EBITDA Margin (1) | 13.5 % | 14.6 % | 14.0 % |
| On-Rent Rental Merchandise, Net | $ 441.2 | $ 390.9 | $ 450.8 |
| Lease-Charge Off Rate (3) | 5.0 % | 4.7 % | 4.7 % |
| 30+ Day Past Due Rate (13) | 3.0 % | 2.7 % | 3.6 % |
| Corporate Owned Store Count (U.S. & PR - as of period end) | 1,651 | 1,723 | 1,720 |

*Please see footnotes on page 5.

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Financial Highlights (continued) (1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release. (2) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Acima segment that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date. (3) Lease Charge-Offs (LCOs): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now, Home Choice, and Franchise- owned Rent-A-Center locations. For the Acima segment, LCOs exclude fraudulent lease-to-own contract losses (4) 60+ Day Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases. (5) Upbound acquired Brigit on January 31, 2025. (6) Cash Advance Volume: Defined as total advance originations during the period. (7) Brigit Paying Users: Represents Brigit customers who have an active Plus or Premium account, not delinquent (not 45 days past due) on a cash advance, and made at least 1 of the last 2 subscription payments. (8) ARPU: Average monthly revenue per Brigit Paying User, where Brigit Paying User is defined as in footnote 7 above. (9) Net Advance Loss: Represents charge-offs of Brigit uncollectible cash advances that are 45+ days past due as a percentage of total cash advances originated in the period. (10) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Company-owned Rent-A-Center lease-to-own stores and e-commerce platform at the end of any given period. (11) Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Company-owned Rent-A-Center lease-to-own stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer. (12) Same Store Sales (SSS): Same store sales generally represents revenue earned in Company-owned Rent-A-Center stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. (13) 30+ Day Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases for our Company-owned Rent-A-Center locations.

About Upbound Group, Inc Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Acima®, Brigit™, and Rent-A-Center® that facilitate consumer transactions across a wide range of store-based and digital channels in the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com. Investor Contact Investor.relations@upbound.com 972-801-1103

Forward Looking Statements This press release, and the guidance above and the Company's related conference call contain forward-looking statements that involve risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward- looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning (i) the Company's guidance for 2026 and future outlook, (ii) the impact of ongoing challenging macroeconomic conditions on the Company's business operations, financial performance, and prospects, (iii) the future business prospects and financial performance of the Company as a whole and the Company’s segments, (iv) the Company’s growth strategies, (v) the Company's expectations, plans and strategy relating to its capital structure and capital allocation, including any share repurchases under the Company's share repurchase program, (vi) the potential impact of legal proceedings, governmental inquiries and investigations the Company is involved in, and (vii) other statements that are not historical facts. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to these differences include, but are not limited to: (1) difficulties encountered in managing the financial and operational performance of the Company's multiple business segments; (2) risks associated with pricing, value proposition and other changes to the Company’s consumer offerings and strategies being deployed in the Company's businesses; (3) the Company's ability to continue to effectively execute its strategic initiatives, including mitigating risks associated with any potential additional mergers and acquisitions, or lease-to-own refranchising opportunities; (4) the Company’s ability to effectively provide consumers with additional products and services beyond lease-to-own and products and services currently offered by the Company’s Brigit segment, including through third-party partnerships; (5) the possibility that costs, difficulties or disruptions related to the integration of Brigit operations into the Company’s other operations will be greater than expected; (6) the possibility that the anticipated benefits from the Brigit acquisition may not be fully realized or may take longer to realize than expected; (7) the general strength of the economy and other economic conditions affecting consumer preferences, spending and payment behaviors, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued or renewed inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth; (8) failure to effectively manage the Company's operating labor and non-labor operating expenses, including failure to effectively optimize our proprietary algorithms and customer decisioning tools to limit merchandise losses for our lease-to-own offerings; (9) the Company's ability to retain the revenue associated with acquired lease-to-own customer accounts and enhance the performance of acquired stores; (10) factors affecting the disposable income available to the Company's current and potential customers; (11) changes in the unemployment rate; (12) capital market conditions, including changes in interest rates and availability of funding sources for the Company; (13) changes in the Company's credit ratings; (14) the Company's ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; (15) disruptions caused by the operation of the Company's information management systems or disruptions in the systems of the Company's third-party retailers or other third parties with whom the Company does business; (16) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (17) the Company's ability to achieve the benefits expected from its integrated virtual and staffed third- party retailer offering and to successfully grow this business segment; (18) exposure to potential operating margin degradation due to the higher cost of merchandise and higher merchandise losses in the Company's Acima segment compared to our Rent-A-Center segment; (19) additional risks associated with the Company’s Brigit segment and its consumer products and services, including managing losses, regulatory, licensing and other compliance risks, risks associated with the Company’s Brigit segment’s reliance on regulated banks and on providers of third-party data and technology and other third-party service providers; and other new risks for our Company; (20) the Company’s ability to (i) effectively adjust to changes in the composition of its offerings and product mix as a result of acquiring Brigit and continue to maintain the quality of existing offerings and (ii) successfully introduce other new product or service offerings on a timely and cost-effective basis; (21) changes in the Company’s future cash requirements as a result of the Brigit acquisition, whether caused by unanticipated increases in capital expenditures or working capital needs, unanticipated liabilities or otherwise; (22) litigation or administrative proceedings to which the Company is or may be a party to from time to time and changes in estimates relating to litigation reserves including, in each case in connection with the regulatory and litigation matters described in the Company’s most recent Form 10-K or Form 10-Q; (23) the Company’s compliance with applicable statutes and regulations governing the Company’s businesses, impacts from the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company’s business, and any legislative or other regulatory enforcement efforts or private party litigation or arbitration that seeks to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company’s lease-to-own business or to apply consumer credit laws to the Company’s Brigit segment’s non-credit consumer offerings, in each case including in connections with, but not limited to, the regulatory matters described in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q; (24) the Company's transition to more readily scalable “cloud-based” solutions; (25) the Company's ability to continue to enhance digital or e-commerce capabilities, including mobile applications; (26) the Company's ability to protect its proprietary intellectual property and to defend against allegations by third parties that any of the Company’s products, services or business activities may infringe against their intellectual property rights; (27) risks from development, deployment and governance of artificial intelligence (“AI”) and adjacent technologies, including technical failures or inaccuracies, rapid adoption by our competitors, and evolving regulatory requirements that may restrict certain AI uses or increase compliance costs; (28) the Company's ability or that of the Company's third-party retailers or other third parties with whom the company does business to protect the integrity and security of customer, employee, supplier and third-party retailer or other third party information, which may be adversely affected by hacking, computer viruses, cybersecurity attacks or similar disruptions; (29) impairment of the Company's goodwill or other intangible assets; (30) disruptions in the Company's supply chain; (31) limitations of, or disruptions in, the Company's distribution network; (32) rapid inflation or deflation in the prices of the Company's lease- to-own products and other related costs; (33) allegations of product safety and quality control issues, including recalls of goods the Company leases to customers; (34) the Company's ability to execute, as well as, the effectiveness of, lease-to-own store consolidations, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; (35) the Company's available cash flow and its ability to generate sufficient cash flow to continue to fund the operations of its business; (36) increased competition from traditional competitors, virtual lease- to-own competitors, online retailers, Buy-Now-Pay-Later, earned wage access and financial health technology competitors and other fintech companies and other competitors, including subprime lenders; (37) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments and to accurately estimate the size of the total addressable market; (38) consumer preferences and perceptions of the Company's brands; (39) the Company's ability to enter into new rental or lease purchase agreements and collect on existing rental or lease purchase agreements; (40) ongoing changes in tariff policies, including impacts from tariffs proposed or imposed by the current U.S. Presidential Administration on the price of imported goods, or consumer prices overall or other financial impacts of such tariffs or proposed or imposed retaliatory tariffs enacted by U.S. trading partners on the Company’s costs or target consumers; (41) adverse changes in the economic conditions of the industries, countries or markets that the Company serves; (42) information technology and data security costs; (43) the impact of breaches in data security or other disturbances to the Company's information technology and other networks (44) changes in estimates relating to self-insurance liabilities and income tax reserves; (45) changes in the Company's effective tax rate; (46) fluctuations in foreign currency exchange rates; (47) the Company's ability to maintain an effective system of internal controls; and (48) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its most recent Annual Report on Form 10-K, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Upbound Group, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED Table 3 TBhrirgeiteM M e o x n icthos T EontadlerdevMenaurc e h s3 $ 1$, 2 6 0 4 2 8 6,6 2 9 0 0 2458 ( 1 in,6t0h5ou 67 s a,n67d0s,2 e 1 x , c 7 e 6 p 4 t 1, p e 2 r 1 s 9 h ,7 a 2 re 9 d $ a $ ta6)3 R 7 e ,2v8e7nu 48 e s 9R,0 e 2 n 5 ta 3 l 1s,8a6n1d 1fe 8 e,1s9 $ 09 1 1,61,7 4 6 2,536 $ 3899,212 Merchandise sales Subscriptions and fees Other 230,206 67,670 236,245 31,861 5,428 9,045 Total revenues 1,219,729 1,176,363 Cost of revenues Cost of rentals and fees Cost of merchandise sold Cost of subscriptions and fees Total cost of revenues Gross profit 357,627 267,892 7,748 633,267 586,462 352,546 269,682 4,006 626,234 550,129 Operating expenses Operating labor 149,110 250,262 57,090 14,139 38,423 509,024 77,438 26,881 (714) 149,167 219,011 63,787 12,252 43,297 487,514 62,615 27,798 (694) Non-labor operating expenses General and administrative expenses Depreciation and amortization Other gains and charges Total operating expenses Operating profit Interest expense Interest income Earnings before income taxes Income tax expense Net earnings 51,271 15,482 35,789 35,511 10,718 24,793 $ $ $ $ $ $ Basic weighted average shares Basic earnings per common share Diluted weighted average shares Diluted earnings per common share 57,534 0.62 55,945 0.44 58,846 0.61 58,358 0.42 REVENUES BY SEGMENT Acima Rent-A-Center

Upbound Group, Inc. and Subsidiaries SELECTED BALANCE SHEETS HIGHLIGHTS - UNAUDITED Table 4 March 31, (in thousands) 2026 2025 Cash and cash equivalents Receivables, net Prepaid expenses and other assets Rental merchandise, net On rent Held for rent Operating lease right-of-use assets Goodwill Total assets Operating lease liabilities Senior debt, net Senior notes, net Total liabilities $ 98,412 195,379 143,129 $ 107,325 184,826 50,810 1,099,059 127,657 275,730 488,158 3,128,117 288,513 995,249 444,339 2,412,385 715,732 1,056,606 116,275 269,291 488,374 3,043,130 275,896 1,090,181 442,374 2,363,917 679,213 $ $ Total stockholders’ equity

Non-GAAP Financial Measures This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Non-GAAP operating profit (operating profit, adjusted for special items), (3) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (4) Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) on a consolidated and segment basis, (5) Free Cash Flow (net cash provided by operating activities less capital expenditures and customer cash advances), and (6) Net Leverage Ratio (outstanding debt less cash and cash equivalents divided by trailing twelve months Adjusted EBITDA). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. Special items are reported as Other Gains and Charges in our Consolidated Statements of Operations. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names.

Reconciliation of Operating Profit to Non-GAAP Operating Profit, Net Earnings to Net Earnings Excluding Special Items and Non- GAAP Diluted Earnings Per Share Table 5 (1) Special items are reported as Other Gains and Charges in the Company’s Consolidated Statements of Operations included in Table 3 of this earnings release. (2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million related to the fair value of acquired software assets. (3) Includes fraudulent lease-to-own contract contract losses related to cybersecurity incidents within our Acima segment as disclosed in our Form 8-K filed on July 22, 2026. (4) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. (5) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.4 million related to the fair value of acquired software assets. (6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition. (7) Includes $1.7 million in disposal of fixed assets, $1.6 million in lease impairment charges and $0.7 million in other miscellaneous shutdown and holding costs related to 69 Rent-A-Center closed stores. (8) Includes net expenses of $(1.5) million related to estimated legal accruals and $0.45 million in litigation and defense expenses. Three Months Ended March 31, 2026(in thousands) Gross Profit Operating Profit Earnings Before Income Tax Tax Expense Net Earnings Diluted Earnings per Share GAAP Results $586,462$77,438$51,271$15,482$35,789$0.61 Plus: Special Items(1)Acima acquired assets depreciation and amortization(2)—14,94414,9444,67210,2720.17 Brigit acquired assets depreciation and amortization(3)—6,2166,2161,9434,2730.07Brigit replacement awards and other compensation(4)—5,4955,4951,7183,7770.06Brigit equity consideration vesting(5)—4,7164,716—4,7160.08Legal matters(6)4,0534,0531,2672,7860.05Labor reduction costs—1,6591,6595191,1400.02Asset impairment and disposal—1,5051,5054711,0340.02Other—(165)(165)(52)(113)— Non-GAAP Adjusted Results $586,462$115,861$89,694$26,020$63,674$1.08

Reconciliation of Operating Profit to Non-GAAP Operating Profit, Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share Table 6 (1) Special items are reported as Other Gains and Charges in the Company’s Consolidated Statements of Operations included in Table 4 of our earnings release for the three months ended March 31, 2026. (2) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets. (3) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets. (4) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition. (5) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. (6) Includes expenses of $3.5 million related to estimated legal accruals and $0.5 million in litigation and defense expenses. Three Months Ended December 31, 2025(in thousands) "Gross Profit Operating Profit Earnings Before Income Tax Tax Expense Net Earnings Diluted Earnings per Share GAAP Results $586,679$57,245$29,861$10,118$19,743$0.34 Plus: Special Items(1)Legal matters(2)—20,66620,6664,93015,7360.26Acima acquired assets depreciation and amortization(3)—14,90014,9003,55411,3460.19Brigit acquired assets depreciation and amortization(4)—6,2166,2161,4834,7330.08Brigit equity consideration vesting(5)—4,4324,432—4,4320.08Brigit replacement awards and other compensation(6)—3,7463,7466733,0730.05Asset impairment(7)—1,1741,1742808940.02Brigit transaction costs—2525619— Other—(1,068)(1,068)(255)(813)(0.01)Non-GAAP Adjusted Results $586,679$107,336$79,952$20,789$59,163$1.01

Reconciliation of Operating Profit and Non-GAAP Operating Profit, Net Earnings to Net Earnings Excluding Special Items and Non- GAAP Diluted Earnings Per Share Table 7 (1) Special items are reported as Other Gains and Charges in the Company’s Consolidated Statements of Operations included in Table 3 of our earnings release for the three months ended June 30, 2025. (2) Includes expenses of $31.7 million related to estimated legal accruals and $0.8 million in litigation and defense expenses primarily related to our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys’ General regulatory investigation and the previously disclosed McBurnie class action, which was settled in 2025 and fully paid in April 2026. (3) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million related to the fair value of acquired software assets. (4) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. (5) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets. (6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition. (7) Primarily includes shutdown and holding expenses related to store closures and severance. Three Months Ended March 31, 2025(in thousands) Gross Profit Operating Profit Earnings Before Income Tax Tax Expense Net Earnings Diluted Earnings per Share GAAP Results $550,129$62,615$35,511$10,718$24,793$0.42 Plus: Special Items(1)Acima acquired assets depreciation and amortization(2)—14,90014,9004,16610,7340.18Legal matters(3)—10,64510,6452,9777,6680.14Brigit transaction costs—6,2186,2186965,5220.10Brigit equity consideration vesting(4)—4,0594,059—4,0590.07Brigit acquired assets depreciation and amortization(5)—4,1444,1441,1592,9850.05Accelerated stock compensation(6)—1,5991,5994481,1510.02Brigit replacement awards and other compensation(7)—1,0951,0953067890.01Other—6376371784590.01Discrete income tax items———15(15)— Non-GAAP Adjusted Results $550,129$105,912$78,808$20,663$58,145$1.00

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment) Table 8 (1) Special items are reported as Other Gains and Charges in the Company’s Consolidated Statements of Operations included in Table 3 of this earnings release. (2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million related to the fair value of acquired software assets. (3) Includes fraudulent lease-to-own contract contract losses related to cybersecurity incidents within our Acima segment as disclosed in our Form 8-K filed on July 22, 2026. (4) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. (5) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.4 million related to the fair value of acquired software assets. (6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition. (7) Includes $1.7 million in disposal of fixed assets, $1.6 million in lease impairment charges and $0.7 million in other miscellaneous shutdown and holding costs related to 69 Rent-A-Center closed stores. (8) Includes net expenses of $(1.5) million related to estimated legal accruals and $0.45 million in litigation and defense expenses. Three Months Ended March 31, 2026(in thousands) Acima Rent-A-Center Brigit Mexico Corporate Consolidated Net earnings (loss) $77,266$62,276$18,563$(92) $(122,224) $35,789 Plus: Interest expense, net————26,16726,167 Plus: Income tax expense————15,48215,482 Operating profit (loss)77,26662,27618,563(92)(80,575)77,438 Plus: Depreciation and amortization4045,010266338,06614,139 Plus: Stock-based compensation————6,0596,059 Plus: Special Items(1)Acima acquired assets depreciation and amortization(2)10,972———3,97214,944 Brigit acquired assets depreciation and amortization(3)——3,891—2,3256,216 Brigit replacement awards and other compensation(4)——440—5,0555,495 Brigit equity consideration vesting(5)————4,7164,716 Legal matters(6)————4,0534,053 Labor reduction costs—320——1,3391,659 Asset impairment and disposal————1,5051,505 Other—(205)——40(165)Adjusted EBITDA $88,642$67,401$22,920$541$(43,445) $136,059

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment) Table 9 (1) Special items are reported as Other Gains and Charges in the Company’s Consolidated Statements of Operations included in Table 4 of our earnings release for the three months ended March 31, 2026. (2) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets. (3) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets. (4) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition. (5) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. (6) Includes expenses of $3.5 million related to estimated legal accruals and $0.5 million in litigation and defense expenses.

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment) Table 10 (1) Special items are reported as Other Gains and Charges in the Company’s Consolidated Statements of Operations included in Table 4 of our earnings release for the three and twelve months ended December 31, 2025. (2) Includes expenses of $19.7 million related to estimated legal accruals and $0.9 million in litigation and defense expenses primarily related to our Multi- State Attorneys’ General regulatory investigation, a recently settled patent infringement lawsuit, and our current regulatory lawsuit with the New York Attorney General. (3) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets. (4) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets. (5) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. (6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition. (7) Primarily includes lease impairment related to the closure of certain refranchised stores. Three Months Ended September 30, 2025(in thousands) Acima Rent-A-Center Brigit Mexico Corporate Consolidated Net earnings (loss) $63,687$56,420$4,569$1,314$(112,769) $13,221 Plus: Interest expense, net————27,98927,989 Plus: Income tax expense————6,6496,649 Plus: Debt refinancing charges————4,8944,894 Operating profit (loss)63,68756,4204,5691,314(73,237)52,753 Plus: Depreciation and amortization3865,223205496,72212,900 Plus: Stock-based compensation————4,5374,537 Plus: Special Items(1)Acima acquired assets depreciation and amortization(2)10,929———3,97114,900 Legal matters(3)————12,61212,612 Asset impairment(4)—11,583———11,583 Brigit acquired assets depreciation and amortization(5)——3,891—2,3256,216 Brigit equity consideration vesting(6)————5,1015,101 Brigit replacement awards and other compensation(7)——800—3,6954,495 Brigit transaction costs————551551 Other(8)—1,483——(3,570)(2,087)Adjusted EBITDA $75,002$74,709$9,280$1,863$(37,293) $123,561

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment) Table 11 (1) Special items are reported as Other Gains and Charges in the Company’s Consolidated Statements of Operations included in Table 3 of our earnings release for the three months ended September 30, 2025. (2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets. (3) Includes expenses of $8.9 million related to estimated legal accruals and $3.8 million in litigation and defense expenses primarily related to our Multi- State Attorneys’ General regulatory investigation, a recently settled patent infringement lawsuit, and our current regulatory lawsuit with the New York Attorney General. (4) Primarily includes lease impairment related to the closure of certain refranchised stores. (5) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets. (6) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. (7) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition. (8) Primarily includes interest income on tax refunds for prior years received in 2025 and shutdown and holding costs related to store closures and severance. Three Months Ended June 30, 2025(in thousands) Acima Rent-A-Center Brigit Mexico Corporate Consolidated Net earnings (loss) $82,003$63,001$10,472$1,936$(141,927) $15,485 Plus: Interest expense, net————27,88527,885 Plus: Income tax expense————7,3647,364 Operating profit (loss)82,00363,00110,4721,936(106,678)50,734 Plus: Depreciation and amortization3535,238184846,89012,983 Plus: Stock-based compensation————4,0214,021 Plus: Special Items(1)Legal matters(2)————32,51632,516 Acima acquired assets depreciation and amortization(3)10,929———3,97114,900 Brigit equity consideration vesting(4)————6,4056,405 Brigit acquired assets depreciation and amortization(5)——3,891—2,3256,216 Brigit replacement awards and other compensation(6)————4,9774,977 Asset impairment————206206 Brigit transaction costs————(109)(109)Other—157——194351 Adjusted EBITDA $93,285$68,396$14,381$2,420$(45,282) $133,200

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment) Table 12 (1) Special items are reported as Other Gains and Charges in the Company’s Consolidated Statements of Operations included in Table 3 of our earnings release for the three months ended June 30, 2025. (2) Includes expenses of $31.7 million related to estimated legal accruals and $0.8 million in litigation and defense expenses primarily related to our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys’ General regulatory investigation and the previously disclosed McBurnie class action, which was settled in 2025 and fully paid in April 2026. (3) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million related to the fair value of acquired software assets. (4) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. (5) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets. (6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition. (7) Primarily includes shutdown and holding expenses related to store closures and severance. Three Months Ended March 31, 2025(in thousands) Acima Rent-A-Center Brigit Mexico Corporate Consolidated Net earnings (loss) $73,708$66,415$8,829$1,223$(125,382) $24,793 Plus: Interest expense, net————27,10427,104 Plus: Income tax expense————10,71810,718 Operating profit (loss)73,70866,4158,8291,223(87,560)62,615 Plus: Depreciation and amortization3545,427114376,02312,252 Plus: Stock-based compensation7,9687,968 Plus: Special Items(1)Acima acquired assets depreciation and amortization(2)10,929———3,97114,900 Legal matters(3)————10,64510,645 Brigit transaction costs————6,2186,218 Brigit equity consideration vesting(4)————4,0594,059 Brigit acquired assets depreciation and amortization(5)——2,594—1,5504,144 Accelerated stock compensation(6)————1,5991,599 Brigit replacement awards and other compensation(7)————1,0951,095 Other—224——413637 Adjusted EBITDA $84,991$72,066$11,434$1,660$(44,019) $126,132

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Table 13 Three Months Three Months Ended March 31, 2026 2025 Ended December 31, 2025 (in thousands) Net cash provided by operating activities Net originations and collections of customer cash advances Purchase of property assets $ $ 170,660 $ 147,993 $ $ 41,584 (18,765) (15,964) 135,931 (10,257) (10,576) 127,160 (10,539) (17,536) 13,509 Free cash flow $

Consolidated Net Leverage Ratio Table 14 Q1 Q4 (in millions, except net leverage ratio) Outstanding debt Less: Cash and cash equivalents Net debt 2026 2025 $ 1,456 98.4 1,357 $ 1,587 120.5 1,466 Adjusted EBITDA(1) Q1 2025 Q2 2025 — 133 126 133 Q3 2025 124 124 Q4 2025 126 126 Q1 2026 136 — Last twelve months Adjusted EBITDA $ 518.80 $ 508.80 Net leverage ratio 2.6 x 2.9 x (1) Refer to Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment) Table 11 through Table 15 for additional details of Adjusted EBITDA.